Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226795) and Form S-8 (No. 333-227722) of Magnolia Oil & Gas Corporation of our report dated April 18, 2018, relating to the statements of revenues and direct operating expenses of the properties located in the Eagle Ford Shale (the “Acquired Properties”), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

June 7, 2019